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                                                                   EXHIBIT 10.10



                             SHOPPING CENTER LEASE



THIS LEASE is made effective as of June 1, 1995, between the Landlord and Tenant named below to evidence the following:

BASIC LEASE INFORMATION

A.       Shopping Center Name:  Midway Square

B.       Landlord:  Real Alchemy I, L.P.

C.       Mailing Address of Landlord:

         4504 Winewood Ct.
         Colleyville, TX 76034

         Attention:Sue Bednarczuk
         (Phone:817-868-0081)

D.       Tenant:  Midway Entertainment, Ltd.

E.       Mailing Address of Tenant:

         4504 Winewood Ct.
         Colleyville, TX 76034

         Attention:Paul Guernsey
         (Phone:817 540-0120)

F.       Tenant's Trade Name:  Fox & Hound

G.       Address of Premises:

         18918 Midway Rd., Suite 200
         Dallas, TX

         Attention:
         (Phone:           )

H.       Guarantor:  N/A
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I.       Mailing Address of Guarantor:





         Attention:
         (Phone:

J. Scheduled Commencement Date: Oct. 1 1995 or date tenant receives Certificate of Occupancy, whichever is later

K.       Expiration Date:  5 years after commencement date

L.       Permitted Use:

         Sports Tavern




M.       Minimum Rent (Payable Monthly; See Paragraph 1.01):

         $10,761.75 ($13.50 per sq. ft.)



N.       Initial CAM Charges (Payable Monthly; See Paragraph 6.05):

         $Pro rata

O.       Initial Taxes (Payable Monthly; See Paragraph 9.02):

         $Pro rata

P.       Initial Insurance Costs (Payable Monthly; See Paragraph
         10.03):

         $Pro rata

Q. Security Deposit: $10,761.75 payable on commencement date, applicable to first month's rent

R.       Approximate Floor Area of the Shopping Center:  17,074
         square feet

S.       Approximate Floor Area of the Premises:  9,566 square feet

T.       Floor Level(s) of the Premises:


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U.       Miscellaneous:

         (1) Landlord agrees that only the "Fox & Hound" will be allowed signage on the center tower. The tower signs will be designed by Midway Entertainment, Ltd. and approved by Landlord. (2) Landlord grants to tenant a $1.50 per sq ft expense stop against CAM, taxes & insurance. i.e., Tenant pays its rata share of CAM, taxes and insurance less $1.50 per sq ft per year.

         References below to the "Basic Lease Information" are references to the information set out above. If a conflict exists between the Basic Lease Information and the provisions below, the provisions below will control.

ADDENDA

         The following addenda are attached to and made a part of this Lease for all purposes:

         Exhibit A - Site Plan of Shopping Center
         Exhibit A-1 - Legal Description of the Shopping Center
         Exhibit B - Construction and Related Matters
         Exhibit C - Certificate of Acceptance
         Exhibit E - Renewal Option
         Exhibit F - Rules and Regulations

LEASE OF THE PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises (the "Premises") in the Shopping Center for the term, at the rental, and upon all the conditions and agreements set forth herein. The location of the Premises within the Shopping Center is shown cross-hatched on the site plan attached hereto as Exhibit A, but if there shall exist any discrepancy between the location shown on Exhibit A and the location of the actual demising walls of the Premises (as such walls presently exist or as they are hereafter constructed under Landlord's supervision and with Landlord's approval) the location of the demising walls shall control. Notwithstanding anything to the contrary contained herein, the term "Shopping Center" as used in this Lease does not include anything outside the boundaries of the land described in Exhibit A-1 attached hereto, it being understood that the site plan attached hereto as Exhibit A may depict more than the Shopping Center. The Premises contain approximately the number of square feet of floor area that is specified in the Basic Lease Information and are located on the floor level(s) specified in the Basic Lease Information. The Premises shall not include and Tenant shall not be entitled to use the land lying thereunder or any part of the exterior walls of the buildings in which the Premises are located or the roof


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thereof or any space other than on the floor level(s) indicated in the preceding sentence.

TERM

         The term of this Lease shall commence on the date (the "Commencement Date") that is the earlier of (i) the Scheduled Commencement Date specified in the Basic Lease Information, (ii) the date specified in Exhibit B attached hereto, if any, as the latest possible Commencement Date, and (iii) the date on which Tenant opens for business in the Premises; and the term of this Lease shall expire on the expiration date specified in the Basic Lease Information (the "Expiration Date"). Such term is hereinafter referred to as the "Lease Term" or the "term of this Lease". After the Commencement Date has been determined and Tenant has accepted possession of the Premises, Tenant shall sign and deliver a certificate upon request of Landlord in the form attached hereto as Exhibit C.

SUPPLEMENTAL TERMS, COVENANTS AND CONDITIONS

         Landlord leases the Premises to Tenant and Tenant accepts and agrees to use and possess the Premises on the following Supplemental Terms, Covenants and
Conditions:

                                    1. RENTAL

1.1      MINIMUM RENT

         Tenant shall pay Landlord for each month in the Lease Term a guaranteed minimum monthly rental for the Premises ("Minimum Rent") as specified in the Basic Lease Information. Such Minimum Rent will be due in advance beginning on the Commencement Date and continuing on the first day of each calendar month thereafter. It will be prorated on a daily basis for the first month if the Commencement Date is not on the first day of a calendar month and for the last month if the Expiration Date is not on the last day of a calendar month. Minimum Rent shall be payable without demand, deduction or offset, at the address for Landlord set forth in the Basic Lease Information, or at such other place as Landlord may from time to time designate in writing.

1.2      ADDITIONAL RENTAL

         Any amount to be paid by Tenant to Landlord hereunder in addition to Minimum Rent is additional rental (whether or not so designated in the following provisions) payable upon demand or as otherwise provided herein.


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                        2. CONDUCT OF BUSINESS BY TENANT

2.1      USE OF PREMISES AND TRADE NAME

         Tenant shall use and occupy the Premises solely for the permitted use and under the trade name specified in the Basic Lease Information and for no other purposes. Tenant shall conduct its business activity in the Premises during all business hours usual for Tenant's type of business, unless Tenant is prevented from doing so by Applicable Laws (as defined below) or by strike, fire or other casualty beyond Tenant's control and except during reasonable periods approved by Landlord in advance for repairing, cleaning and decorating the Premises.

2.2      PROHIBITED USES

         Without limiting the foregoing, Tenant shall not use or permit the Premises to be used for any purpose that conflicts with existing lease in or restrictions affecting the Shopping Center or for any other use Landlord finds offensive or disruptive to other tenants in the Shopping Center. Tenant shall not permit the Premises to be used for any operation that is extra hazardous on account of fire or otherwise or for an operation that will increase the insurance premiums on the fire insurance carried by Landlord or that may render void or voidable the insurance carried by Landlord; nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited to standard fire insurance policies.

2.3      COMPLIANCE WITH LAWS AND REGULATIONS

         Tenant shall use and maintain the Premises in compliance with all laws, ordinances, building codes, rules and regulations, present or future of all governmental authorities ("Applicable Laws"), including Applicable Laws pertaining to health, safety, disabled persons and the environment. Without limiting the foregoing, Tenant shall be responsible for determining that its proposed use of the Premises is permitted by Applicable Laws and shall obtain any permits (including any certificate of occupancy) required for such use. Tenant shall comply with such rules and regulations as Landlord may from time to time reasonably adopt for the safety, care, good order and cleanliness of the Shopping Center. Landlord shall not be liable to Tenant for the failure of any other tenant or other person to comply with such rules and regulations. If the Permitted Use specified in the Basic Lease Information contemplates the operation of a restaurant by Tenant in the Premises, or if otherwise required by Landlord or any governmental agency having jurisdiction, Tenant shall at its sole cost and expense install and maintain grease traps and/or grease interceptors that Landlord deems necessary or desirable or that any governmental entity having jurisdiction shall deem necessary


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to handle liquid waste, including grease, oil or any material whatsoever which could damage, obstruct or overload any drainage, sewer or other systems.

2.4      CLEANLINESS, WASTE AND DELIVERIES

         Tenant shall maintain the Premises, and adjoining sidewalks and alleys, in a neat and clean condition; shall store all garbage within the Premises or in the trash dumpster as provided in Paragraph 6.3; and shall arrange for the regular pickup of garbage unless Landlord elects to arrange and charge Tenant for such pickup as provided in Paragraph 6.3 below.

                                 3. CONSTRUCTION

3.1      INITIAL CONSTRUCTION

         If this Lease covers Premises that will be used as a store which has yet to be constructed or finished out, the store shall be built in accordance with plans and specifications to be prepared by Tenant or Tenant's architects and approved by Landlord as provided in Exhibit B. Tenant shall provide, at its own expense, all trade fixtures that may be required on the Premises, except as may otherwise be specified in Exhibit B. Tenant's acceptance of possession of the Premises will constitute Tenant's agreement that Landlord has completed any construction to be made by it and that Tenant accepts the Premises "as is" in their then present condition.

3.2      MECHANIC'S LIENS

         Tenant shall not permit any mechanic's lien or liens to be placed upon the Premises or the Shopping Center caused by or resulting from any work performed or materials furnished or resulting from obligations incurred by or at the request of Tenant and nothing contained in the Lease shall be deemed or construed in any way as constituting the request of Landlord, express or implied, by inference or otherwise, to a contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specified improvement, alteration or repair of or to the Premises, the Shopping Center or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a mechanic's or other liens against the interest of Landlord in the Premises or the Shopping Center.


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                           4. MAINTENANCE AND REPAIRS

4.1      OBLIGATION FOR REPAIRS

         From and after Tenant's acceptance of possession of the Premises, Landlord shall have no obligation to make any repairs, improvements or alterations whatsoever, except those required under any express covenant or warranty that may be contained in Exhibit B, and except that Landlord shall maintain the roof and the structural members of exterior walls and the foundation of the Premises (but not windows; plate glass; doors; door closure devices; window and door frames, molding, locks and hardware; or interior painting or other interior treatments of exterior walls) in good repair during the Lease Term. Notwithstanding the foregoing, Landlord shall not have to make any repairs required of it by this Lease until Tenant gives Landlord notice of the need therefor, and Landlord shall not be required to repair any damage caused by the acts or negligent omissions of Tenant, its agent, employees or invitees, or any damage to the Premises caused by burglary, robbery, or vandalism or resulting from any alterations (including roof penetrations) made to the Premises by Tenant whether with or without Landlord's consent. Except as is specifically made the responsibility of Landlord hereunder, Tenant agrees that during the entire term of this Lease it shall promptly and at its own expense service, keep, maintain in good repair and replace as necessary all parts of the Premises, including, but not limited to, the following (regardless of whether situated within walls or under floor covering or above the ceiling): all plumbing (including the fire protection sprinkler system, if any), piping, heating, air conditioning, ventilating, electrical and lighting facilities; equipment; fixtures; walls and wall covering; ceilings; floors and floor coverings; windows; doors; and glass, plate glass, showcases and skylights. Tenant shall be responsible for all periodic interior painting of the Premises, and shall keep the Premises in good, clean and tenantable condition; and Tenant shall at its sole cost and expense keep the Premises free of insects, rodents, vermin and other pests. Additionally, Tenant shall pay to Landlord upon demand, and without contribution from any other tenant or Landlord, all costs and expenses for (i) the repair and replacement of any utility lines and related facilities (including sewer lines, drains, drainage systems, storm sewer systems, sanitary sewer systems and plumbing equipment, fixtures and appliances) which are necessary because of the obstruction of the flow, clogging, backing-up or other malfunction or disrepair of said lines and related appurtenances resulting from any act or negligent omission of Tenant or any other party using or occupying the Premises, and (ii) any repairs to the roof required because of penetrations made by or on behalf of Tenant, whether or not such penetrations were made with Landlord's consent. Under no circumstances will Tenant make any roof penetrations, except with Landlord's prior consent and using a roofing


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contractor approved by Landlord in its sole discretion. Such agreements of
Tenant are subject to the waivers set out in Paragraph 10.6 below.

4.2      LANDLORD'S RIGHT TO REPAIR

         If Tenant fails to perform its obligations under this Article 4, Landlord may at its option, after three days' written notice to Tenant (except in circumstances which Landlord deems to be an emergency, in which case no notice shall be required), enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable by Tenant to Landlord upon demand as additional rent.

                            5. ALTERATIONS BY TENANT

         Tenant shall not make any alterations or additions to the Premises without first obtaining the written consent of Landlord. If Landlord gives its consent to alterations or additions to the Premises by Tenant, Tenant shall procure, at Tenant's expense, all necessary permits before undertaking such work. All such alterations and additions shall be done in accordance with Applicable Laws, including applicable building codes and regulations.

                                 6. COMMON AREAS

6.1      DEFINITION OF COMMON AREAS

         All areas provided by Landlord from time to time in the Shopping Center for the common use of Landlord and tenants and their respective employees and invitees shall be deemed "Common Areas." However, this Lease does not guarantee, nor does Landlord make any representation or warranty to Tenant as to, the configuration of the Shopping Center and the Common Areas, and the reference herein made to any site plan setting forth the general layout of buildings, parking areas and other improvements shall not be deemed to be a warranty or representation.

6.2      USE OF COMMON AREAS

         Tenant and its employees and invitees shall be entitled to use the Common Areas as they exist from time to time during the Lease Term, in common with Landlord and with other persons authorized by Landlord from time to time to use such areas, subject to such rules and regulations relating to such use as Landlord may from time to time establish and subject to all Applicable Laws. Landlord shall at all times during the term of the Lease be entitled to control the Common Areas, and may restrain any use or occupancy thereof as authorized by this Lease and by the rules and regulations for the use of such areas. Tenant shall keep said areas free and clear of any obstructions



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created by Tenant or resulting from Tenant's operation in the Premises. If, in the opinion of Landlord, unauthorized persons are using any of said areas because of the presence of Tenant in the Shopping Center, Tenant shall restrain such unauthorized use by appropriate legal proceedings. Nothing herein shall affect the right of Landlord to prohibit the use of any of said areas by unauthorized persons.

6.3      TRASH DISPOSAL

         In the event that Landlord finds its necessary or desirable to furnish a form of trash disposal for the common use of more than one tenant, including Tenant, the cost of said trash disposal shall be allocated on the basis determined by Landlord to those using it, and Tenant will pay its share. If Landlord does not provide trash disposal for use by Tenant and other tenants, it shall be Tenant's responsibility to provide, at Tenant's expense, a trash dumpster or some other method of trash disposal meeting the approval of the applicable municipality in which the Premises are located. Such dumpster or other receptacle shall be located and shall be screened or enclosed as directed by Landlord.

6.4      COMMON AREA CHARGES AS ADDITIONAL RENT

         Tenant shall pay Landlord, as additional rental, Tenant's share of all costs and expenses incurred by Landlord in the operation and maintenance of the Common Areas during the term of this Lease. Such costs and expenses ("CAM Charges") shall include, without limiting the generality of the foregoing, the cost of landscaping, resurfacing, stripping, bumpers, directional signs and other markers, lighting (including Tenant's own consumption of electricity on any Common Area pole sign) and other utilities, cleaning, sewage and garbage disposal, exterminating, depreciation of equipment used in and about the Shopping Center, fire protection, security, and similar items. CAM Charges will also include all management fees and expenses and all costs of maintenance and repairs concerning the Shopping Center (to the extent not covered by insurance), whether or not allocable to the Common Areas, but will not include leasing commissions and any costs incurred by Landlord to make space in the Shopping Center ready for another particular tenant. Tenant's share of CAM Charges incurred in any calendar year or partial calendar year during the term of this Lease will be determined by Landlord by multiplying the total CAM Charges incurred in the applicable calendar year or partial calendar year times a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the greater of (i) the average of the



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total rented floor area of the buildings in the Shopping Center during the applicable calendar year or partial calendar year, or (ii) ninety five percent of the average of the total rentable floor area of the buildings in the Shopping Center during the applicable year or partial calendar year.

6.5      PAYMENT OF COMMON AREA CHARGES

         Tenant's share of CAM Charges for each month of the calendar year in which the Commencement Date occurs is estimated to be the amount specified as Initial CAM Charges in the Basic Lease Information, which amount is payable monthly by Tenant to Landlord on the same dates as and in addition to the Minimum Rent that is due during such calendar year. Following the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord, at the same time as and in addition to each installment of the Minimum Rent, Landlord's estimate of Tenant's share of CAM Charges for the then current calendar month, or, if Tenant has not been notified of such estimate, then Tenant shall pay the most recent available estimate by Landlord of Tenant's share of CAM Charges for a full calendar month. Landlord shall determine Tenant's share of the actual CAM Charges incurred for every calendar year or partial calendar year during the Lease Term within one hundred twenty days (or such additional time as may be required) after the close of such year, and Landlord will deliver a statement to Tenant setting out the calculation. Within ten days from Tenant's receipt from Landlord of such statement, Tenant shall pay Landlord the excess, if any, of Tenant's share of the actual CAM Charges shown therein over the estimated amount theretofore paid by Tenant for such period. If, however, Tenant's share of the actual CAM Charges for the applicable calendar year or partial calendar year is less than the estimated amount theretofore paid by Tenant, the excess share of CAM Charges paid by Tenant shall (i) be credited against the next maturing installments of additional rental due from Tenant (but not against Minimum
Rent), and (ii) to the extent not offset against amounts then due or to be due in the future from Tenant under this Lease, be refunded by Landlord to Tenant.

                       7. SIGNS, DISPLAYS AND OBSTRUCTIONS

         Before 30 days after the Commencement Date, Tenant shall, at its own expense, erect and maintain as many as "... three exterior building exterior sign advertising ..." its business on the Premises. Such sign shall be designed in accordance with the sign criteria adopted by Landlord for the Shopping Center and all Applicable Laws and shall be located on Tenant's storefront in a location approved by Landlord in advance. Tenant shall not paint signs on windows or place any merchandise, showcases, pay telephones, ice machines, rides or other obstructions on the outside of its store on the Premises. Tenant shall keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Premises lighted from dusk until 11:00 p.m. daily, including Sundays and holidays.


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         See item U(2), page 2 for special provision for tower sign.

                                  8. UTILITIES

         Tenant shall pay all utility charges incurred by it in the use of the Premises whether supplied by Landlord or directly to Tenant by a utility company. If any such charges are not paid when due, Landlord may pay the same and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant. Regardless of whether Landlord supplies Tenant with any utility services, Landlord shall not be responsible for problems with respect to the quality, quantity or interruption of such services beyond its control, and failure or interruption of services shall not entitle Tenant to terminate this Lease.

                              9. REAL ESTATE TAXES

9.1      TAXES AS ADDITIONAL RENTAL

         Tenant shall pay Landlord additional rental equal to all ad valorem taxes, charges, impositions and liens for public improvements, and assessments allocable to the Premises (as determined by Landlord pursuant to this Paragraph) and all costs of evaluating and contesting the same (including attorneys' and consultants' fees), together with interest penalties or other charges which may accrue thereon, that Landlord pays for any portion of the term of this Leases (collectively, "Taxes"). As used herein, "Taxes" shall include, to the extent allocable to any calendar year or partial calendar year during the Lease Term, all ad valorem taxes, charges, impositions and other assessments described in the preceding sentence that are separately assessed against the Premises. "Taxes" shall also include, to the extent allocable to any calendar year or partial calendar year during the Lease Term, Tenant's share of any such items that are assessed against the Shopping Center or against other property of which the Premises are only a portion. Tenant's share of such items for each calendar year or partial calendar year will be determined by Landlord by multiplying the total amount thereof by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the greater of (i) the average of the total rented floor area of buildings on the property covered by such items during the applicable calendar year, or (ii) ninety five percent of the average of the total rentable floor area of buildings on the property covered by such items during the applicable calendar year.

9.2      PAYMENT OF TAXES

         The Taxes for each month during the calendar year in which the Commencement Date occurs are estimated to be the amount specified as Initial Taxes in the Basic Lease Information, which amount is payable monthly by Tenant to Landlord on the same dates


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as and in addition to the Minimum Rent that is due during such calendar year.
Following the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord, at the same time as and in addition to each installment of the Minimum Rent, Landlord's estimate of the Taxes for the then current calendar month, or, if Tenant has not been notified of such estimate, then Tenant shall pay the most recent available estimate by Landlord of the Taxes for a full calendar month. Landlord shall calculate the actual Taxes incurred for every calendar year or partial calendar year during the Lease Term within one hundred twenty days (or such additional time as may be required) after the close of such year, and Landlord will deliver a statement to Tenant setting out the calculation. Within ten days from Tenant's receipt from Landlord of such statement, Tenant shall pay Landlord the excess, if any, of the actual Taxes shown therein over the estimated amount theretofore paid by Tenant for such period. If, however, the actual Taxes for the applicable calendar year or partial calendar year are less than the estimated amount theretofore paid by Tenant, the excess Taxes paid by Tenant shall (i) be credited against the next maturing installments of additional rental due from Tenant (but not against Minimum Rent), and (ii) to the extent not offset against amounts then due or to be due in the future from Tenant under this Lease, be refunded by Landlord to Tenant.

9.3      SUBSTITUTE TAXES

         If during the term of this Lease any taxes or other charges shall be levied or assessed against the Premises or charged to Landlord either as a rent tax or in lieu of or as a substitute for all or part of any present or contemplated ad valorem taxes on the Premises or the Shopping Center, then for the purposes of this Lease such levies and assessments shall be treated the same as ad valorem taxes on the Premises or the Shopping Center, as the case may be.

9.4      TAXES ON TENANT'S PROPERTY

         Tenant shall be liable for and promptly pay all taxes levied against personal property and trade fixtures on the Premises during the term of this Lease. If the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures on the Premises and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord upon demand the part of such taxes that Landlord determines to be attributable to such personal property and trade fixtures.


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                           10. INSURANCE AND INDEMNITY

10.1     INSURANCE REQUIRED OF TENANT

         From and after the Commencement Date Tenant shall keep in force commercial general liability insurance (including blanket contractual liability coverage) with limits of liability of not less than $1,000,000.00 (unless a greater or lesser minimum dollar amount of coverage is specified in the Basic Lease Information) for bodily injury, death or property damage occurring in any one accident. Such insurance may be carried under a blanket policy covering the Premises and any other stores operated by Tenant. In the event Tenant is to construct the improvements or any part of the improvements on the Premises prior to the Commencement Date, Tenant shall provide such insurance from and after the date it commences such construction. All insurance required to be carried by Tenant shall be issued by companies, on forms and with endorsements satisfactory to Landlord. Such policy or a certificate of insurer evidencing the insurance with proof of payment of premiums shall be deposited with Landlord on or prior to the earlier of the Commencement Date or the date Tenant commences construction of improvements on the Premises. Certificates of renewal thereof shall be deposited with Landlord ten days prior to the expiration of any such policy or renewal thereof. Tenant shall, at its cost, maintain insurance covering: (i) its personal property, equipment and trade fixtures, including insurance providing protection against fire and extended coverage perils, sprinkler damage, vandalism and malicious mischief, and . Such insurance will be in the amount of the full replacement value of the insured property, and Tenant shall furnish Landlord with a certificate evidencing such insurance from the applicable insurer upon request.

10.2     INSURANCE COSTS AS ADDITIONAL RENT

         Tenant shall pay Landlord additional rental equal to all insurance costs allocable to the Premises (as determined by Landlord pursuant to this Paragraph) that Landlord pays for the term of this Lease (collectively, "Insurance Costs"). As used herein, "Insurance Costs" shall include, to the extent allocable to any calendar year or partial calendar year during the Lease Term, the entire cost of any insurance policy that covers only the Premises. "Insurance Costs" shall also include, to the extent allocable to any calendar year or partial calendar year during the Lease Term, the Tenant's share of the cost of any insurance policy or policies covering the Shopping Center or any other property of which the Premises are only a part. Tenant's share of such cost for each calendar year or partial calendar year during the Lease Term will be determined by Landlord by multiplying the total amount thereof times a fraction, the numerator of which is the floor area of the Premises and the


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denominator of which is the greater of (i) the average of the total rented floor area of the buildings on the insured property during the applicable calendar year, or (ii) ninety five percent of the average of the total rentable floor area of the buildings on the insured property during the applicable calendar year.

10.3     PAYMENT OF INSURANCE COSTS

         Insurance Costs for each month during the calendar year in which the Commencement Date occurs are estimated to be the amount specified as Initial Insurance Costs in the basic Lease Information, which amount is payable by Tenant to Landlord on the same dates as and in addition to the Minimum Rent that is due during such calendar year. Following the calendar year in which the Commencement Date occurs, Tenant shall pay to Landlord, at the same time as and in addition to each installment of the Minimum Rent, Landlord's estimate of the Insurance Costs for the then current calendar month, or, if Tenant has not been notified of such estimate, then Tenant shall pay the most recent available estimate by Landlord of Insurance Costs for a full calendar month. Landlord shall calculate the actual Insurance Costs incurred for every calendar year or partial calendar year during the Lease Term within one hundred twenty days (or such additional time as may be required) after the close of such year, and Landlord will deliver a statement to Tenant setting out the calculation. Within ten days from Tenant's receipt of such statement from Landlord, Tenant shall pay Landlord the excess, if any, of the actual Insurance Costs set out therein over the estimated Insurance Costs theretofore paid by Tenant for such period. If, however, the actual Insurance Costs for the applicable calendar year or partial calendar year are less than the estimated amount theretofore paid by Tenant, the excess Insurance Costs paid by Tenant shall be (i) be credited against the next maturing installments of additional rental due from Tenant (but not against Minimum Rent), and (ii) to the extent not offset against amounts then due or to be due in the future from Tenant under this Lease, be refunded by Landlord to Tenant.

10.4     WAIVER OF CLAIMS

         The parties desire to avoid liability to each other's insurers. Thus, Landlord and Tenant each for itself, and for any person or entity claiming through it (including any insurance company claiming by way of subrogation), waives any and every claim which arises or may arise in its favor against the other party hereto and the other party's officers, directors, and employees (and Tenant waives any such claim against the other tenants and occupants of the Shopping Center and their officers, directors and employees) for any and all loss of or damage to property, to the extent (but only to the extent) that the waiving party who suffers such loss or damage is actually compensated by insurance or would be compensated by the insurance policies contemplated in this Article 10 if such policies were maintained as required hereby. Each party agrees to have such insurance policies properly endorsed so as to make them valid notwithstanding this waiver, if such endorsement is required to prevent a loss of insurance.

10.5     INDEMNITY

         Tenant and Landlord agree to indemnify and save each other from and against any and all claims, actions, damages, liens, liabilities and expenses, including but not limited to attorneys' fees, in connection with loss of life, personal injury and/or damage to property occurring on the Premises or arising from or out of Tenant's occupancy or use of the Premises or any portion thereof or any portion of the Shopping Center.

10.6     LIMITATION OF LANDLORD'S LIABILITY

         Except as may be caused primarily by the gross negligence or intentional act of Landlord, Landlord shall not be liable for (i) injury or damage which may be sustained by Tenant, its agents, officers, directors, employees or invitees, or to their goods, wares, merchandise or property, caused by or resulting from the state of repair of the Premises or the Shopping Center,
(ii) injury or damage from fire, steam, electricity, gas, water or rain which may leak or flow from or into any party of the Premises; or (iii) the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises or the Shopping Center. Landlord shall not be liable for damage arising from any act or neglect of any other tenant of the Shopping Center. Landlord shall not be liable for any damages sustained by Tenant by reason of construction, repair or reconstruction, or widening of any private, public or quasi-public utility lines, streets, walkways or thoroughfares; nor shall the rent or other charges under this Lease be abated during any period that ingress, egress or traffic may be curtailed, blocked or hampered by reason of such activities. Landlord shall not be required to remove snow or ice from any areas in or around the Shopping Center and shall not be liable for any accident resulting therefrom.

                          11. CASUALTY AND RESTORATION

         If the building or other improvements on the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. If the Premises are damaged by fire or other insured casualty to the extent of less than one-third of the then value of the Premises and if the holder of any deed of trust, mortgage, or security interest covering the Premises does not require that the insurance proceeds payable on account of such fire or casualty be applied to reduce the indebtedness secured thereby, then Landlord shall repair such damage at its expense. However, if the Premises are damaged by fire or other casualty to the extent of more than one-third of the then value of the Premises, or if the holder of any deed of trust, mortgage or security interest covering the Premises applies or indicates that it may apply the insurance proceeds payable on account of such fire or other casualty to the indebtedness secured thereby, then Landlord may, at its option, terminate this Lease by giving written notice to Tenant within ninety days after Landlord is notified of the fire or other casualty. If this option is available but not exercised by Landlord, then Landlord shall proceed with reasonable diligence to collect any insurance proceeds not claimed by the holder of a deed of trust, mortgage or security interest on the Premises and to apply any or all of such proceeds as may be required to repair such damage. During the period of any repairs to or restoration of the Premises, Tenant shall continue the operation of its business to the extent reasonably practicable. There shall be no abatement of Minimum Rent or other charges during the period of such repairs or restoration. Landlord's obligation to repair or rebuild pursuant to this Article 11 shall be limited to the restoration of a "shell" building to the extent permitted by Applicable Laws, and to the replacement of any interior work in the Premises which may have originally been installed at Landlord's cost; and Tenant shall be obligated to complete the balance of the repairs or rebuilding required for the Premises. Upon completion of such restoration and replacement, Tenant shall promptly refixture and restock the Premises.

                               12. EMINENT DOMAIN

         If during the term of this Lease, all or a substantial part of the Premises should be taken for any public or quasi-public use by eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and all rentals shall be abated during the unexpired portion of this Lease, effective as of the date when said taking or sale shall occur. "Substantial part," as used herein, means that the remainder of the Premises cannot be reconstructed or restored to make it reasonably tenantable and suitable for the uses for which the Premises are leased as defined in the Basic Lease Information. If less than a substantial part of the Premises shall be taken for any public or quasi-public use by eminent domain, or should be sold to the condemning authority under the threat of condemnation, this Lease shall not terminate and Landlord shall, at its sole expense, restore and reconstruct the building and other improvements situated on the remaining part of the Premises so as to make the remaining part reasonably tenantable and suitable for the uses set out in the Basic Lease Information. Notwithstanding the preceding sentence, Landlord may, at its option, terminate this Lease rather than restore and reconstruct the Premises after less than a substantial portion of the Premises are taken or sold as aforesaid if the cost of such restoration and reconstruction can be expected to exceed the damages or other consideration that Landlord will receive because of the partial taking or sale of the Premises. If Landlord does restore or reconstruct the Premises pursuant to this paragraph, but thereafter the square footage of the Premises available for Tenant's use is less than that available before the taking or sale, then the Minimum Rent payable hereunder during the unexpired term of this Lease shall be reduced in proportion to the reduction of square feet of floor area of the Premises. All damages awarded for any taking of all or any part of the Premises by eminent domain, and all proceeds of a sale in lie of such a taking, shall belong to and be the property of Landlord, whether compensation for the diminution in value of the Tenant's leasehold or for the fee of the Premises. However, Landlord shall not be entitled to any separate award made to Tenant for loss or damage to Tenant's removable personal property. Nor will Landlord be entitled to any award for damages for cessation or interruption of Tenant's business to the extent that such cessation or interruption damages are awarded exclusive of and separate and apart from damages for the diminution in value in the Tenant's leasehold.

                          13. ASSIGNMENT AND SUBLETTING

         Tenant may not, either voluntarily or by operation of law, without the prior written consent of Landlord, assign this Lease, sublet the whole or any part of the Premises, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be possessed by anyone other than Tenant or Tenant's employees. Notwithstanding any permitted assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under the terms, provisions and covenants of this Lease. Tenant shall pay all costs incurred by Landlord (including reasonable attorneys' fees) to evaluate any request by Tenant for consent to a proposed sublease or assignment.

         Landlord agrees to sublease to a private club corporation to satisfy TABC requirements of the Tenant.

                            14. DEFAULTS AND REMEDIES

14.1     DEFAULT BY TENANT

         The occurrence of any one of the following events shall be an event of default by Tenant under this Lease:

         (a) Tenant shall fail to pay any rental or other sum of money when due hereunder.

         (b) Tenant shall fail to perform or observe any term, condition, covenant or agreement of this Lease (other than a failure to timely pay rent or other charges) and Tenant shall not cure such failure within ten days after notice thereof is given by Landlord, but if such failure is of a nature that it cannot be cured within such ten day period. Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such ten day period and thereafter diligently pursues the curing of same and completes such cure within sixty days; provided, however, that if Tenant shall fail to perform or observe any term, condition, covenant or agreement of this Lease two or more times in any calendar year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed an event of default without notice or opportunity to cure.

         (c) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or the assets of any guarantor of Tenant's obligations under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

14.2     REMEDIES OF LANDLORD

         (a) Upon the occurrence of any event or default by Tenant, Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:

              (i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

             (ii) Landlord may enter upon and take custodial possession of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of the Tenant's obligation to pay rent. Landlord shall not, in the event of a lockout by changing the locks, be required to furnish new keys to Tenant.

            (iii) Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion. Landlord may retain control over all such property for the purpose of foreclosing the liens and security interests described in Article 15 below by public or private sale. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store it in a public warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

            (iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform and the cost of the performance will be deemed additional rental and will be payable by Tenant to Landlord upon demand.

Landlord's pursuit of any remedy specified in this Lease will not constitute an election to pursue that only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any rent or other amount due to Landlord as described below.

         (b) In the event Landlord enters and takes possession of the Premises without electing to cause a termination of this Lease, Landlord will have the right to relet the Premises for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable and Tenant hereby appoints Landlord its attorney-in-fact for such purposes. Landlord will not be required to incur any expense to relet the Premises and the failure of Landlord to relet the Premises shall not reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to relet for less than the then market value of the Premises or to relet the Premises when other comparable rental space in the Shopping Center is available. Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the rentals specified in this Lease.

         (c) No re-entry or reletting of the Premises or any filing or service of an lawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.

         (d) Upon the termination of this Lease, Landlord will be entitled to recover all unpaid rentals that have accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rental and other sums that this Lease provides Tenant will pay for the remainder of the Primary Term and for the balance of any then effective extension of the Primary Term, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Landlord by reletting the Premises. For purposes of determining what cold be collected by Landlord by reletting under the preceding sentence, it will be assumed that Landlord is not required to relet when other comparable space in the Shopping center is available for lease and that Landlord will not be required to incur any cost to relet, other than customary leasing commissions.

         (e) After an event of default by Tenant, Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the event of default by Tenant; and
(iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result form such failure.

         (f) In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of seven percent per annum.

14.3     LATE CHARGES

         Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if an event of default by Tenant shall arise because any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee on the date such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent of such overdue amount. The parties hereby agree that such late charge does not represent interest, but rather represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         Tenant will be granted a 5-day grace period to cure any delinquency without penalty.

14.4     DEFAULT BY LANDLORD

         If Landlord should be in default in the performance of any of its obligations under this Lease, Landlord shall have thirty days to cure such default after receipt of written notice from Tenant specifying such default; or if such default is of a nature to require more than thirty days to remedy, Landlord shall have the time reasonably necessary to cure it. Tenant agrees to serve any notice of claimed default or breach by Landlord under this Lease upon the lender holding a first mortgage or deed of trust against the Premises, provided Tenant has been advised of the name and address of such lender. Tenant waives any statutory lien it may have against rent due under this Lease or against Landlord's property in Tenant's possession.

14.5     ATTORNEYS' FEES

         If Landlord incurs attorneys' fees because of Tenant's failure to cure a breach of this Lease within any permitted cure period or because of any request by Tenant for the consent or approval of Landlord to any matter requiring Landlord's consent or approval under this Lease, then Tenant will reimburse Landlord for such fees upon demand.

14.6     WAIVERS

         No waiver by Landlord of any provision of this Lease will be deemed a waiver of any other provision or of any subsequent breach by Tenant. Landlord's consent to or approval of any act will not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. Landlord's acceptance of rent will not constitute a waiver of any preceding breach by Tenant of this Lease, regardless of Landlord's knowledge of the preceding breach at the time Landlord accepts the rent. Any payment by Tenant or receipt by Landlord of a lesser amount than the Minimum Rent and additional rental stipulated in this Lease will be deemed to be on account of the earliest stipulated rental. Landlord's failure to take any action in regard to Tenant's default, regardless of how long, will not constitute a waiver of such default. Any waiver of Tenant's default must be in writing and signed by Landlord to be effective. Any written waiver by Landlord will constitute a waiver only in the specific circumstances described in the waiver.

                    15. LANDLORD'S LIEN AND SECURITY INTEREST

         To secure the payment of all rental and other sums of money due and to become due hereunder and the faithful performance of this lease by Tenant, Tenant hereby grants to Landlord an express first and prior contractual lien upon and security interest all property (including fixtures, equipment, chattels and merchandise) which may be placed on the Premises by Tenant and all proceeds thereof, including proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed from the Premises without the written consent of landlord until all arrearages in rent and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest are given in addition to any Landlord's statutory lien and shall be cumulative thereto. Upon the occurrence of an event of default, this security interest may be foreclosed with or without court proceedings by public or private sale provided Landlord gives Tenant at least fifteen days' notice of the time and place of said sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at such sale. Contemporaneously with the execution of this lease (or thereafter if requested by Landlord), Tenant shall execute and deliver to Landlord uniform commercial code financing statements in sufficient form so that when properly filed, the security interest hereby granted shall be perfected. Upon request by Landlord, Tenant shall also execute and deliver to Landlord uniform commercial code financing statement change instruments in sufficient form to reflect any proper amendment or modification in or extension of the contractual lien and security interest hereby granted. A carbon, photographic or other reproduction of this Lease will suffice and may be filed as a financing statement. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the uniform commercial code as adopted in the state in which the Premises are located.

                              16. SECURITY DEPOSIT

         An additional security for the faithful performance by Tenant of all of the terms and conditions upon Tenant's part to be performed, Tenant has deposited with Landlord a security deposit (the "Security Deposit") in the amount specified in the Basic Lease Information. Such amount shall be returned to Tenant, without interest, on the day herein set forth for the expiration of the Lease Term if Tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed. Landlord shall not be required to keep the Security Deposit separate from its general funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or additional rent, or to satisfy any other covenant or obligation of Tenant hereunder, and Tenant shall pay to Landlord on demand a sum sufficient to restore the Security Deposit to its original amount, and upon the failure of Tenant to do so, Landlord may exercise any of the remedies available to it as provided in Article 14 hereof. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to each successive landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease by Tenant.

                      17. QUIET ENJOYMENT AND SUBORDINATION

17.1     COVENANT OF QUIET ENJOYMENT

         Tenant, upon payment of the rents herein reserved and performance of the terms, conditions, covenants and agreements herein contained, may peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease, including any extension thereof, without hindrance or interruption by Landlord or any other person or entity lawfully claiming an interest in the Premises by, through, or under Landlord, subject, however, to the terms of and conditions hereof and subject and subordinate to any deed of trust or other liens and encumbrances affecting the Premises.

17.2     SUBORDINATION

         This Lease is subject and subordinate to any deed of trust which now or may in the future affect the Premises or any interest of Landlord in the Shopping Center, and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof. This Paragraph is self operative. No further instrument is required to effect the subordination of this Lease to any deed of trust. In confirmation of the subordination, however, Tenant agrees to execute, acknowledge, and delivery promptly any certificate or instrument requested by Landlord that evidences the subordination. Tenant agrees that if the Premises are sold at foreclosure under any deed of trust or are transferred in lieu of foreclosure, Tenant will attorn to the purchaser or transferee upon request.

                         18. RIGHTS RESERVED BY LANDLORD

         Landlord reserves the following rights, exercisable without notice and without liability to Tenant and without causing an eviction (constructive or actual) or giving rise to any claim for setoff or abatement of rent:

         (a) to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Premises;

         (b) to enter upon the Premises at reasonable hours to inspect, clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises to prospective lenders, purchasers and tenants and, if the Premises are vacated, to prepare them for reoccupancy;

         (c) to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant shall not change or add locks without the prior written consent of Landlord);

         (d) to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Shopping Center and, for such purposes, to enter upon the Premises, and to change the arrangement and location of parking areas, entrances, driveways and other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises are reasonably accessible and fit for the use expressly permitted in this Lease; and

         (e) to grant to anyone the exclusive right to conduct any business or render any service in or to the Shopping Center, provided such exclusive right does not exclude Tenant from the use expressly permitted in this Lease.

                   19. SURRENDER OF PREMISES AND HOLDING OVER

         Upon the expiration of the term hereof Tenant shall deliver all keys to the Premises to Landlord and shall surrender the Premises to Landlord in as good order and condition as at the commencement of the Lease Term except for ordinary wear and tear and damage by fire and other standard extended coverage perils. In the event Tenant continues to occupy the Premises after the expiration of the Lease Term, such occupancy shall be considered a tenancy from month-to-month at a monthly rental equal to twice the highest amount of Minimum Rent and additional rental due for any calendar month of the Lease Term and such tenancy shall be upon and subject to all of the other terms, provisions, covenants and agreements set forth herein, except that Tenant shall have no right to renew this Lease or to extend or continue possession hereunder nor have any other option that may be hereby granted to Tenant. Upon the expiration or termination of this Lease, if Tenant is not then in default, Tenant may remove, at its expense, any trade fixtures and unattached personal property previously placed in the Premises by Tenant; but any damage to the Premises caused by such removal shall be repaired by Tenant at the time of the removal. All other installations (including air conditioning equipment, duct work, electric and water connections and electric lighting fixtures) and all repairs, improvements, replacements and alterations to the Premises made by Tenant shall, upon being installed, become the property of Landlord. However, Tenant shall promptly remove any alterations or improvements to the Premises made by it if requested to do so by Landlord, and shall repair any damage to the Premises resulting from such removal. Tenant shall continue to pay all rent until Tenant has made all alterations and corrections as are required herein by Tenant, and until the additions and improvements Tenant is entitled or required to remove have been removed, and until all repairs required to be made by Tenant have been made. If, after the occurrence of an event of default, or upon the expiration or termination of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures, signs or other personal property placed on the Premises by Tenant prior to such moving out or dispossession, then and in any such events the said fixtures, signs and property shall at Landlord's option be deemed abandoned by Tenant and become the property of Landlord. Landlord shall not be liable for trespass, conversion or negligence by reason of its acts or the acts of anyone claiming under it or by reason of the negligence of any other person with respect to the acquisition and/or disposition of such property, whether or not deemed to be abandoned by Tenant.

                20. ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS

20.1      ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within ten days after receipt of written request by Landlord, deliver a statement in writing certifying:

         (a) that this Lease is unmodified and in full force and effect (or if modified that this Lease as so modified is in full force and effect);

         (b) the Commencement Date of the Lease Term, the term of this Lease and the monthly Minimum Rent and additional rental, and the amount of any advance rental payments made or security deposits in the possession of Landlord;

         (c) that Landlord is not in default under any provision of the Lease (or if in default, the nature thereof in detail) and a statement as to any outstanding obligations on the part of Landlord or Tenant;

         (d) that, if requested by Landlord or Landlord's mortgagee or assignee, Tenant will not pay rent for more than one month in advance; and

         (e) that no modification (except as described in such statement) or termination of this Lease executed or effected by Tenant shall be binding upon any mortgagee holding a mortgage or deed of trust covering the Shopping Center granted by Landlord without notice to and approval of such mortgagee.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance hereunder, and (iii) that not more than one month's rent has been paid in advance hereunder; and, at Landlord's option, Tenant's failure to deliver such statement within such time shall constitute a noncurable event of default by Tenant.

20.2     FINANCIAL STATEMENTS

         Tenant will also furnish Landlord from time to time, within ten days after receipt of a written request, current financial statements of Tenant and of any guarantor of Tenant's obligations hereunder, which are certified by Tenant or by an independent certified public accountant to have been prepared in accordance with generally accepted accounting principles or on some other basis acceptable to Landlord. And if requested by Landlord, Tenant will furnish Landlord before the tenth day of each calendar month a report certified by Tenant showing the gross sales generated in or from the Premises during the then preceding calendar month. Any such financial statements and sales reports provided by Tenant may be relied upon by any prospective purchaser or mortgagee of the Land or any interest therein.

                            21. LANDLORD'S LIABILITY

         Landlord shall not be personally liable to Tenant for the breach by Landlord of any covenant, representation or warranty made by Landlord in connection with this Lease; and Tenant agrees that any judgment for damages rendered in favor of Tenant for any such breach by Landlord shall be satisfied only by levy of execution upon Landlord's interest in the Shopping Center and that Tenant will not seek to hold Landlord personally liable for such breach or to levy execution upon any other property or assets of Landlord to satisfy such judgment.

                    22. OVERHEAD AND ADMINISTRATIVE EXPENSES

         In determining any costs that Landlord pays or incurs to make any repairs required of Tenant or to perform any other obligation of Tenant, which Tenant fails to make or perform, Landlord shall be entitled to add 15% to its direct costs to cover its overhead and administrative expenses. Further, a 15% overhead and administrative charge will be added to any costs paid or incurred by Landlord or provide Tenant with special services or facilities that are not required, by the terms of this Lease to be provided at Landlord's expense. Thus, for example, if Landlord incurs any cost to make repairs required of Tenant pursuant to Paragraph 4.2, Landlord shall be entitled to charge Tenant such costs plus 15% to cover Landlord's overhead and administrative expenses.

                                23. MISCELLANEOUS

23.1     NOTICES

         Any notice or document required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered, whether actually received or not, upon first attempted delivery when postmarked by the U.S. Postal Service, postage prepaid, registered or certified mail, return receipt requested, or sent by courier or Express Mail where evidence of delivery is retained, addressed to the parties at the respective mailing addresses set out in the Basic Lease Information, or at such other address as they have at least ten days theretofore specified by written notice delivered in accordance herewith.

23.2     SUCCESSORS AND ASSIGNS

         The conditions, covenants and agreements contained in this Lease shall be binding upon and, subject to the restrictions herein concerning assignment and subletting, inure to the benefit of the parties hereto, their respect heirs, executors, administrators, successors and assigns.

23.3     JOINT AND SEVERAL LIABILITY

         If Tenant is more than one person or entity, all such persons or entities shall be jointly and severally liable hereunder for the obligations of Tenant.

23.4     SUBMISSION OF LEASE

         THE SUBMISSION OF THIS LEASE FOR EXAMINATION DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THIS LEASE BECOMES EFFECTIVE ONLY UPON EXECUTION HEREOF BY TENANT AND BY A REPRESENTATIVE OF LANDLORD AUTHORIZED TO EXECUTE THE LEASE.

23.5     ENTIRE AGREEMENT; AMENDMENTS

         This Lease and the Addenda which are part of this Lease supersede any prior agreements between the parties concerning the Premises, and no oral statements, representations or prior written matter relating to the subject matter hereof, but not contained in this Lease, shall have any force or effect. Nothing contained in this Lease, including the site plan on Exhibit A, shall give rise to duties or covenants on the part of the Landlord, express or implied, other than the express duties and covenants set forth herein. ANY REPRESENTATION OF LANDLORD'S AGENTS OR ANY THIRD PARTY LEASING BROKER OR LEASING AGENT WHICH IS NOT INCORPORATED IN THIS LEASE SHALL NOT BE BINDING UPON LANDLORD AND SHOULD BE CONSIDERED AS UNAUTHORIZED. Nothing herein contained shall be construed to create any partnership or joint venture between the parties, it being intended that the only relationship between the parties created by this Lease is a landlord/tenant relationship. This Lease shall not be amended or added to in any way except by written instruments executed by both parties or their respective successors in interest.

23.6     REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

         Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor of Tenant's obligations under this Lease; that all reports, statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Tenant or any guarantor of Tenant's obligations under this Lease. If Tenant is a corporation or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, Tenant will deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall require.

         IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first written above.


LANDLORD:  Real Alchemy I, L.P.           TENANT:  Midway Entertainment, Ltd.
         ---------------------------


By:  /s/ S.P. Hartnett                    By:  /s/ Paul R. Guernsey
   ------------------------------------      ---------------------------------

     Name: S.P. Hartnett                           Name: Paul Guernsey
          -----------------------------                 ------------------------

     Title: Pres., Energy Alchemy              Title: Pres., Fox & Hound,
           --------------------------                -------------------------
            Inc., General Partner                     Inc., General Partner

                                   EXHIBIT "A"
                                    SITE PLAN

                                  EXHIBIT "A-1"
                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                           AGREEMENT FOR CONSTRUCTION

                               (Tenant Finish Out)


Landlord:         Real Alchemy I, L.P.

Tenant:           Midway Entertainment, Ltd.

Lease: that certain lease agreement dated June 1, 1995 between Landlord and Tenant, covering approximately 9,566 rentable square feet in the Building designated as Suite(s) 200.

Building:         18918 Midway, Dallas, TX

Landlord's Representative (for coordination of construction):

         NAME              Joe Coggans, JDC Construction Management, Inc.

         ADDRESS           1350 N. Buckner, Suite 212, Dallas, TX

         PHONE             (214) 320-0202

Tenant's Representative (for coordination of construction):

         NAME              Same as above

         ADDRESS

         PHONE

Allowance:                 $15.00 per rentable square foot of the Premises

Deadline for Commencement Date:

This Agreement is attached to and part of the Lease described above. Any capitalized term not defined above or in the following provisions is intended to have the meaning assigned to it in the body of the Lease. Landlord and Tenant agree as follows:

1.       PLANS AND SPECIFICATIONS

         (a) On or before July 1, 1995 Tenant's space planner, at no cost to Landlord, shall prepare and deliver to Landlord a space for the Premises, showing the proposed location of all partitions and doors and the layout of the Premises. The selection of Tenant's space planner shall be subject to the approval of Landlord.

         (b) Within seven (7) business days after receipt of the space plan, Landlord will approve or disapprove it in writing, and if disapproved Landlord will provide Tenant with reasons for disapproval. Tenant will within three (3) business days after the receipt of Landlord's written disapproval cause the space plan to be revised (to satisfy Landlord's objections) and resubmitted for Landlord's review. The foregoing process shall be repeated until Landlord has approved the space plan (such space plan, when approved by Landlord and Tenant, is referred to as the "Space Plan" below).

         (c) On or before August 1, 1995, Tenant's space planner will meet with Landlord's Representative and Tenant's Representative to discuss the preparation of a summary of the interior design and color scheme for the Premises (the sum of the design and color scheme approved by Landlord is referred to as the "Design and Color Scheme" below) and to discuss request for any product specifications for materials, products, finishes and work desired by Tenant that Landlord does not consider to be standard for the Building (the list of such product specifications prepared by Tenant's designated space planner and approved by Landlord, if any, is referred to as the "Above-Standard Product Specification List" below).

         (d) Without limiting Landlord's right to disapprove of any plans and specifications submitted by Tenant's space planner, it is understood that: (i) the Space Plan must be compatible in Landlord's judgment with the use for which space in the Building is generally leased, (ii) the Design and Color Scheme must (a) conform to the design criteria from time to time established by Landlord for the Building, and (b) be compatible in Landlord's judgment with the design and colors of existing finished space in the Building, and (iii) in no event will Landlord be responsible for the function and maintenance of the Tenant's Improvements (as defined below which are different than Landlord's Building standard improvements.

         (e) After receipt of Landlord's written approval of the Space Plan, the Design and Color Scheme and any above Standard Product Specification List (as the same may be revised from time to time with Landlord's written approval), Tenant's space planner or an engineer selected by Tenant with Landlord's approval will prepare - if required by Landlord or necessary for construction - more detailed construction plans (any such detailed construction plans approved by Landlord, together with the Space Plans, the Design and Color Scheme and any Above-Standard Product Specifications List, are collectively referred to as the "Construction Plans" (see below) for the improvements contemplated in the Space Plan, the Design and Color Scheme and any Above Standard Product Specification List (such improvements are referred to as the "Tenant's Improvements" in this Agreement). Such detailed construction plans may include drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets, and Building standard heating, ventilation and air conditioning equipment and controls. Within seven (7) business days after any more detailed construction plans are delivered to Landlord, Landlord shall approve or disapprove the same in writing, and if disapproved Landlord shall provide Tenant reasons for disapproval. Tenant will cause the more detailed construction plans to be revised (to satisfy Landlord's objections) and resubmitted for Landlord's review within three
                  (3) business days after the receipt of Landlord's written disapproval. The foregoing process shall continue until the more detailed construction plans are approved by Landlord.

         (f) All Construction Plans must be approved by Landlord in writing prior to the commencement of construction of Tenant's Improvements.

2.       CONSTRUCTION

         (a) Tenant will construct the Tenant's Improvements in a good and workmanlike manner in accordance with the Construction Plans using JDG Construction Management, Inc. (such contractor or contractors are collectively referred to below as "Tenant's Contractors", whether one or more). Such construction and the cost of preparing the Construction Plans will be at Tenant's expense; but Landlord shall provide Tenant with an Allowance in the amount specified on page one of this Agreement. The Allowance shall be used only for payment of the sums to be paid to Tenant's Contractors for construction of Tenant's Improvements ("Actual Costs") and fees of Tenant's space planner and engineer (the Actual Costs and the fees of Tenant's space planner and engineer are collectively referred to as the "Construction Costs" below). In no event will any unused portion of the Allowance be applied against Rent under the Lease Agreement or be paid as a cash advance to Tenant.

         (b) If the Construction Costs estimated by Landlord exceed the Allowance, Tenant will deposit a sum (the "Construction Deposit" equal to the excess with Landlord prior to the commencement of any construction. Such deposit will either be
                  (i) cash or (ii) in the form of a letter of credit from a financial institution and containing such provisions as are approved in writing by Landlord (The Construction Deposit, if any, and the Allowance are collectively referred to as the "Available Construction Funds" below).

         (c) Should Tenant's Contractor require to be paid in stages as Tenant's Improvements progress in substantial accordance with the Construction Plans, Landlord shall make disbursements from the Available Construction Funds to Tenant's Contractors, provided the following conditions shall be satisfied: (1) Landlord shall have received executed lien waivers for all work completed as of the date of payment; (2) all work shall have been completed as of the date of payment, in the sole judgment of Landlord is in a good and workmanlike manner; (3) Landlord shall be entitled to retain a ten percent (10%) statutory retainage to protect the Premises from future mechanic's liens; and (4) Tenant shall have complied with such other requirements as Landlord may reasonably impose shall have been satisfied.

         (d) If any portion of the Available Constructions Funds remains unexpended after the payment of the Construction Costs, then the unexpended portion of the Available Construction Funds will be repaid to Tenant (the "Repayment"); provided, in no event will the Repayment exceed the cash (if any) deposited with Landlord as the Construction Deposit.

         (e) If the Construction Costs exceeds the Available Construction Funds, Tenant must pay all such excess costs.

         (f) Tenant will not make any cuts in the roof. All roof cuts will be made by Landlord.

3.       COMMENCEMENT OF THE LEASE TERM

         Notwithstanding any provision to the contrary in the Lease or this Agreement, the commencement date of the Term (as defined in the body of the Lease) will occur no later than the Deadline for the Commencement Date (as defined on Page 1 of this Agreement). In addition, Tenant must cause Tenant's Improvements to be substantially completed no later than 90 days after such deadline for the Commencement Date.

4.       INSURANCE

         (a) Prior to the commencement of construction, Tenant must obtain, and must thereafter maintain, all insurance required of Tenant in the body of the Lease and any other exhibits. Tenant's Contractors and other agents of Tenant must obtain certificates for workmen's compensation, public liability and builder's risk insurance, all in amounts and with companies and on forms as Landlord may consider necessary or appropriate for its protection. Evidence of such certificates, in such form as required by Landlord, must be delivered to Landlord before the commencement of construction of Tenant's Improvements.

         (b) Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date. Tenant shall indemnify and hold harmless Landlord, Landlord's Representative and any other agent of Landlord from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by Tenant, Tenant's Contractors or any other agent of Tenant.

5.       WARRANTIES

         THE WARRANTIES HEREIN EXPRESSED ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES (INCLUDING IMPLIED WARRANTIES AND LIABILITIES BY REASON OF THE CONSTRUCTION OF SAID IMPROVEMENTS OR OTHERWISE. Landlord warrants the improvements, if any, constructed on the Premises by Landlord for the Tenant named herein (but not improvements constructed for and used by any prior tenant, with respect to which Landlord makes no warranty whatsoever) for a period of one year from the commencement date of the Lease against all material defects (including latent defects) and agrees during such period to correct such defects upon receiving written notice thereof from Tenant. LANDLORD'S LIABILITY UNDER THIS WARRANTY SHALL BE LIMITED STRICTLY TO THE COST OF CORRECTING SUCH DEFECTS AND SHALL IN NO EVENT INCLUDE CONSEQUENTIAL DAMAGES. SUCH WARRANTY SHALL NOT COVER ANY DEFECTS, DAMAGES, OR REPAIRS CAUSED BY OR RESULTING FROM, DIRECTLY OR INDIRECTLY, THE MOVEMENT OF THE SOIL DUE TO CHANGES IN MOISTURE SATURATION. LANDLORD MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OF THE PREMISES OR AS TO IMPROVEMENTS CONSTRUCTED BY TENANT OR TENANT'S CONTRACTORS.

                                    Exhibit C

                            CERTIFICATE OF ACCEPTANCE


Shopping Center:           Midway Square

Landlord:                  Real Alchemy I, L.P.

Tenant:                    Midway Entertainment, Ltd.


This certificate is being executed pursuant to the Shopping Center Lease (the "Lease") for space in the Shopping Center named above, executed on the 1st day of December, 1995 between the landlord named above ("Landlord"), and the tenant named above ("Tenant").

Tenant certifies to and agrees with Landlord and Landlord's successors, assigns, prospective purchasers and prospective lenders that:

1. Landlord has fully completed any construction work and leasehold improvements required of Landlord under the terms of the Lease and/or any other agreement between Landlord and Tenant concerning the Premises.

2. The Premises are tenantable, Landlord has no further obligation for construction, and Tenant acknowledges that the Shopping Center and the Premises are satisfactory in all respects. Further, the Premises are suitable for the Permitted Use specified in the Lease.

3. Tenant has taken possession of and has accepted the Premises, and the Minimum Rent and additional rent are presently accruing in accordance with the terms of the Lease.

4. The Lease Term will expire the 1st day of December, 2000, unless sooner terminated or extended pursuant to any provision of the Lease.

5. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Certified and Agreed this 1st day of December, 1995.


                                     TENANT:    MIDWAY ENTERTAINMENT, LTD.



                                     By:     /s/ Paul R. Guernsey
                                             -----------------------------------

                                             Name:  Paul R. Guernsey, President
                                                    ----------------------------

                                             Title: Fox & Hound II, Inc. General
                                                    ----------------------------
                                                    Partner

                                    EXHIBIT F

                              RULES AND REGULATIONS



1. Signs Tenant shall not inscribe any inscription or post, place or in any manner display any sign, notice, picture, placard or advertising matter whatsoever anywhere in or about Premises at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside of the Premises or from public and common areas within Premises without first obtaining Landlord's written consent thereto and Landlord shall specify the color, size, style, and material to be used.

2. Showcases No showcase shall be placed in front of or in the lobbies or corridors of the Premises and Landlord reserves the right to remove all showcases so placed and all signs other than those above provided for, without notice and at the expense of the tenant responsible.

3. Installation of Signs All exterior and interior signs must be installed by Landlord or someone designated by Landlord and the actual cost thereof shall be paid by Tenant and all such signs are so placed at the risk of the Tenant.

4. Telephone Connections If Tenant desires telegraphic, cable television, or telephone connections, Landlord will direct electricians where the wires are to be introduced and without such direction no boring or cutting for wires shall be permitted.

5. Submission of Plans Tenant shall submit to Landlord for Landlord's approval, a copy of its construction and equipment layout plan prior to commencement of construction. In the event that Tenant is unable to obtain Landlord's approval for said plans and layout, this Lease shall at Tenant's sole option be deemed null and void and any amounts paid by Tenant to Landlord pursuant to this lease shall be reimbursed to Tenant without offset.

6. No Nuisances Tenant shall not do or permit anything to be done in the Premises which will be dangerous to life, or limb, or which will tend to create a nuisance or injure the reputation of the Building/s. Tenant shall not use burning fluid, camphene, alcohol, kerosene, or anything else in order to light or heat the Premises except steam, gas, or electricity. Tenant shall not bring into the premises or keep therein any heating or lighting apparatus other than that provided by Landlord; or install any air conditioning or air cooling apparatus without the written consent of Landlord; or in any way injure, modify, or tamper with any of such apparatus in any manner or in any manner in violation of the regulations of the Fire Department, or with any insurance policy upon said Building/s or any part thereof. Tenant shall not do or permit to be done in the Premises any activity in conflict with any of the laws, rules, or regulations of any governmental agency or municipality having jurisdiction, or use the Premises for an illegal or immoral purpose. No beer, wine or intoxicating liquor shall be sold on or about the Premises without the written consent of Landlord in each instance.

7. Passageways The sidewalk, passages, lobbies, corridors, elevators and stairways shall not be obstructed by Tenant; or used except for ingress and egress from and to the Premises. The doors, skylights, windows and transoms that reflect or admit light into passageways or into any place in said Building/s, shall not be covered or obstructed by Tenant.

8. Water Closets The water closets and other apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage resulting to them from misuse shall be borne by the tenant who shall cause it.

9. No Defacing or Offensive Business Tenant and its employees and guests are not to injure or deface the Building/s nor the woodwork, nor the walls of the Premises, nor to carry on upon the premises any noisome, noxious, noisy or offensive business nor conduct an auction therein, nor interfere in any way with other tenants or those having business with them.

10. No Lodging No room or rooms on or about the Premises shall be occupied or used as sleeping or lodging apartments.

11. Lock All Doors Tenant shall, when leaving Premises at close of business, or unoccupied at any time, lock all doors and windows and for any default or carelessness in this respect shall make good all injury sustained by other tenants and by Landlord or by either of them, for damages resulting from such default or carelessness.

12. No Animals No animal or bird shall be allowed in any part of the Premises or Building/s without the consent of Landlord.

13. No Accumulation of Rubbish Tenant shall not accumulate or store on or about the Premises any waste paper, discarded records, paper files, sweepings, rags, rubbish or other combustible matter other than the normal accumulation needed to conduct the Permitted Use of the Premises. Nothing shall be thrown by Tenant, its employees or guests, out of the windows or doors or down the passages or skylights or over balcony rails of the Building/s or in the parking areas.

14. Exclusion of Peace Disturbers Landlord reserves the right to exclude from the Premises or Building/s all drunken persons, idlers, diseased persons, peddlers, solicitors, persons of a general character or conduct so as to create a disturbance, and persons entering in crowds or in such unusual numbers as to cause inconvenience to tenants of the Building/s.

         Changes to Rules Landlord reserves the right to change these rules and to make such other and further reasonable rules and regulations either as it affects one or all tenants as in its judgment may from time to time be needed for the safety, care and cleanliness of the Center, for the preservation of good order therein or for any other cause. When such changes are made such modified or new rules shall be deemed a part hereof with the same effect as if written herein, when a copy shall have been delivered to Tenant or left with some person in charge of the Premises.

15. No Live Christmas Trees No live or fresh cut Christmas Trees are permitted on or about the Premises.

16. No Picnics No outside picnics or barbecues are permitted without the prior written consent of Landlord.

17.      No Outside Storage  No outside storage or any material is permitted.